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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 1, 1997


                          Communications Central Inc.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



         Georgia                       0-22730                   58-1804173
         -------                       -------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)



1150 Northmeadow Parkway, Suite 118, Roswell, Georgia         30076
-----------------------------------------------------         -----
(Address of principal executive offices)                   (Zip Code)



  Registrant's telephone number, including area code:  (404) 442-7300



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
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     On October 6, 1997, Communications Central Inc. (the "Company") completed the sale of substantially all of the assets of its wholly-owned inmate phone subsidiary, InVision Telecom, Inc. ("InVision"), to Talton Holdings, Inc. ("Talton"), effective as of October 1, 1997. The purchase price for such assets was approximately $40 million in cash and the assumption by Talton of approximately $2 million of InVision's liabilities. The Company and Talton also agreed that one-half of InVision's accounts receivable collected will be paid to Talton until Talton has received an aggregate amount equal to $1.2 million, and all amounts collected in excess of such amount will be paid to InVision. A substantial portion of the proceeds of the transaction were used to reduce the Company's outstanding bank indebtedness.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     Pro Forma Financial Information. The required pro forma financial
     -------------------------------
information has not been filed with this Current Report on Form 8-K, but will be filed under Cover of Form 8-K/A as soon as it becomes available, but in no event later than 60 days after the date hereof.

     Exhibits.  Asset Purchase Agreement dated August 21, 1997 by and among the
     --------
Company, InVision and Talton is hereby incorporated by reference to Exhibit 99.1 in the Company's Current Report on Form 8-K filed on August 29, 1997.


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                                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    COMMUNICATIONS CENTRAL INC.



Date: October 10, 1997              /s/ C. Douglas McKeever
                                    -------------------------------------------
                                    C. Douglas McKeever
                                    Vice President - Finance

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